UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

Commission File Number: 000 - 28305

FAIRCHILD INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices)

(604) 604-646-5611
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2005, Fairchild International Corporation (the “Company”) completed the closing of two share exchange agreements, copies of which are included herein as Exhibits 10.1, 10.2 and 10.3 (addendum signed on July 4, 2005), and incorporated herein by this reference. With the completion of the closing, the Company acquired 100% of the outstanding capital stock of Syngas Energy Corp. (“Syngas”) in exchange for the issuance of 30,047,500 common shares of the Company. The 30,047,500 shares were issued to the five prior shareholders of Syngas on April 8, 2005, in anticipation of the closing. More details on the changes in control of the Company resulting from the April 8, 2005 share issuances are available in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2005. The issuance of 30,047,500 shares of Syngas to the Company took place on June 30, 2005. The Company now owns 100% of the issued and outstanding stock of Syngas. The five prior shareholders of Syngas now hold approximately 87% of the outstanding common stock of the Company. The consideration exchanged in connection with this transaction was determined through negotiation by the parties.

Syngas is a company incorporated in British Columbia, Canada and its primary asset is an integrated gasification production system that uses modern gasification technologies to produce synthetic gas, hydrogen or electricity (the “Gasification Technology”). The Company intends to further develop the technology to make it commercially viable and intends to then sell or license the technology.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 1, 2005, the board of directors of the Company increased the number of directors to 3 and appointed Wilf Ouellette to act as a director of the Company to fill the vacancy on the board. At this time the board does not anticipate that Mr. Ouellette will be named to any of the committees of the board of directors.

Wilf Ouellette is the Chief Executive Officer of Syngas, now a wholly owned subsidiary of the Company. Mr. Ouellette is a director and 50% owner of 975110 Alberta Ltd., which was a party to the Share Exchange Agreement included as Exhibit 10.1 (the “Agreement”) and entered into on January 28, 2005. The Agreement provided for the exchange of shares in Syngas on a one for one basis for shares in the Company. The 10,000,000 shares in Syngas owned by 975110 Alberta Ltd. were exchanged for 10,000,000 shares in the Company on June 30, 2005, but, pursuant to the terms of the Agreement, all 10,000,000 shares of the Company issued to 975110 Alberta Ltd. are to remain in escrow until the Company has raised a minimum of $1,000,000 by way of equity private placements. On July 4, 2005, all of the parties to the Agreement, namely 975110 Alberta Ltd., Draycott Investments Ltd., Nilufar Jamani and the Company, signed an Addendum amending the Agreement to add a section that states that, if, by January 1, 2006 the Company has not raised a minimum of $1,000,000 by way of equity private placements, the Company will have the option, until June 30, 2006, of canceling the 10,000,000 shares issued to 975110 Alberta Ltd. and subject to escrow, in consideration for the transfer to 975110 Alberta Ltd. of 100% of the interest in the Gasification Technology.

Item 8.01 Other Events

On June 2, 2005, Syngas filed a court action in the Supreme Court of British Columbia against 975110 Alberta Ltd., Wilfred J. Ouellette and Gloria Porter (the “Defendants”) seeking a declaration that Syngas is the purchaser of the the Gasification Technology and that Syngas is now the sole legal and beneficial owner of the Gasification Technology (the “Action”). On July 6, 2005, the Defendants delivered to the Company documents confirming that 100% of the interest in the Gasification Technology was fully transferred to Syngas on December 24, 2004. Consequently, on July 7, 2005, Syngas filed a Notice of Discontinuance in the Supreme Court of British Columbia, discontinuing the Action.

Item 9.01 Financial Statements and Exhibits.

(a) - (b) Financial Statements and Pro Forma Financial Information. The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 75 days from the date the acquisition was completed.

(c) Exhibits. The following exhibits are included as part of this report:

Exhibit
Number	Description

10.1	Share Exchange Agreement dated January 28, 2005 (incorporated by reference as Exhibit 10.1 to our Report on Form 8-K filed on April 14, 2005)

10.2	Share Exchange Agreement dated January 28, 2005 (incorporated by reference as Exhibit 10.2 to our Report on Form 8-K filed on April 14, 2005)

10.3	Addendum dated July 4, 2005 to Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL
Date: July 7, 2005		CORPORATION.
(Issuer)

	By:	/s/ Anish Somani
Anish Somani, Director, President,
Chief Executive Officer,
Chief Financial Officer

	By:	/s/ Wilf Ouellette
Wilf Ouellette, Director

Exhibit Index

Exhibit
Number	Description

10.1	Share Exchange Agreement dated January 28, 2005 (incorporated by reference as Exhibit 10.1 to our Report on Form 8-K filed on April 14, 2005)

10.2	Share Exchange Agreement dated January 28, 2005 (incorporated by reference as Exhibit 10.2 to our Report on Form 8-K filed on April 14, 2005)

10.3	Addendum dated July 4, 2005 to Share Exchange Agreement